                                                                      EXHIBIT 21


          LIST OF SUBSIDIARIES OF TRUMP HOTELS & CASINO RESORTS, INC.*
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

        Name of Subsidiaries                        State of Incorporation/Organization
        --------------------                        -----------------------------------
 1. Taj Mahal  Holding Corp.                         Delaware
 2. TM/GP Corporation                                New Jersey
 3. Trump Hotels & Casino Resorts Holdings, L.P.     Delaware
 4. Trump Hotels & Casino Resorts Funding, Inc.      Delaware
 5. Trump Plaza Holding, Inc.                        Delaware
 6. Trump Atlantic City Associates                   New Jersey
 7. Trump Atlantic City Funding, Inc.                Delaware
 8. Trump Taj Mahal Corporation                      Delaware
 9. Trump Plaza Associates                           New Jersey
10. Trump Taj Mahal Associates                       New Jersey
11. Trump Indiana, Inc.                              Delaware
12. Trump Plaza Funding, Inc.                        New Jersey
13. Trump Taj Mahal Funding, Inc.                    New Jersey

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* After giving effect to the Merger Transactions.